Exhibit 99.1

Personalis Reports Third Quarter 2021 Financial Results

MENLO PARK, Calif. – November 4, 2021 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for cancer and population sequencing, today reported financial results for the third quarter ended September 30, 2021.

Third Quarter and Recent Highlights

•	Reported quarterly revenue of $22.3 million in the third quarter of 2021 compared with $19.8 million in the third quarter of 2020, a 12% increase

•

Record quarterly revenue of $8.6 million from biopharma and all other customers, excluding the U.S. Department of Veterans Affairs Million Veteran Program (VA MVP), in the third quarter of 2021 compared with $5.7 million in the third quarter of 2020, a 50% increase

•

Record new orders received for cancer genomic testing from biopharma and all other customers, excluding the VA MVP; order value of more than three-times (3x) the amount of quarterly revenue reported in the third quarter of 2021

•	Received new order from the VA MVP with an aggregate value of approximately $10 million over a six-month period of performance from September 17, 2021 to March 31, 2022

•

Announced a collaboration with Mayo Clinic to provide clinical-grade comprehensive cancer genomic sequencing for patients; creates framework for Personalis to sponsor future defined research studies and establishes Personalis as a preferred provider to Mayo Clinic for research and clinical sequencing and analysis services, particularly in the area of immuno-oncology

•	Announced the appointment of Robert Bruce to the newly created position of Vice President, Reimbursement; the new role is tasked with driving efforts with Medicare and private payers

•

Announced the signing of a new building lease agreement in Fremont, California for approximately 100K square feet for laboratory capacity and office space which is planned to be the new company headquarters and support future growth

•	Ended the third quarter of 2021 with cash and cash equivalents and short-term investments of $305.2 million

“I’m proud to say that revenue from our oncology customers grew 50% over the same period of the prior year, and increased sequentially for the eighth consecutive quarter.  In addition, our new-orders-to-revenue ratio during the third quarter was more than three-to-one, and gives us confidence in our future growth,” said John West, Chief Executive Officer. “Looking ahead, and building on our recent oncology success, we are working to enhance our clinical, regulatory, and reimbursement capabilities as we prepare to launch NeXT Personal, our Minimal Residual Disease (MRD) offering in December as planned.  We expect initial orders to come from our pharma customers and, later in 2022, we will pursue orders for patient diagnostic tests in clinical settings.”

Third Quarter 2021 Financial Results

Revenue was $22.3 million in the three months ended September 30, 2021, up 12% from $19.8 million in the same period of the prior year.

Gross margin was 36.2% in the three months ended September 30, 2021, compared with 26.9% in the same period of the prior year.

Operating expenses were $25.8 million in the three months ended September 30, 2021, compared with $15.0 million in the same period of the prior year.

Net loss was $17.7 million in the three months ended September 30, 2021 and net loss per share was $0.40 based on a weighted-average basic and diluted share count of 44.5 million, compared with a net loss of $9.5 million and a net loss per share of $0.27 based on a weighted-average basic and diluted share count of 35.5 million in the same period of the prior year.

Business Outlook

Personalis expects the following for the fourth quarter of 2021:

•	Total revenue to be in the range of $20.2 million to $20.4 million
•	Revenue from biopharma and all other customers, excluding VA MVP, to be in the range of $12.5 million to $14.5 million
•	Net Loss to be in the range of $22 million to $23 million and estimated outstanding shares of approximately 45 million

Personalis expects the following for the full year of 2021:

•	Total revenue to be approximately $85 million
•	Revenue from biopharma and all other customers, excluding VA MVP, to be in the range of $37 million to $39 million
•	Net Loss to be in the range of $67 million to $68 million and estimated outstanding shares of approximately 45 million

Webcast and Conference Call Information

Personalis will host a conference call to discuss the third quarter 2021 financial results before market opens on Thursday, November 4, 2021 at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time. The conference call can be accessed live over the phone by dialing (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using the conference ID: 7896264. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a leader in advanced cancer genomics for enabling the next generation of precision cancer therapies and diagnostics. The Personalis NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers and clinicians with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue sample. In population sequencing, Personalis operates one of the largest sequencing laboratories globally and is currently the sole sequencing provider to the VA MVP. To enable cancer and population sequencing, the Personalis Clinical Laboratory was built with a focus on clinical accuracy, quality, big data, scale, and efficiency. The laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “estimate,” “expect,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  These statements include, but are not limited to, statements regarding the company’s expectations for revenue and net loss for the fourth quarter and full year of 2021.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from the U.S. Department of Veterans Affairs Million Veteran Program, which was the company’s largest customer in 2018, 2019, and 2020; the launch of new products and new product features, such as NeXT Personal; the market adoption of offerings launched in 2020, such as Personalis’ whole exome liquid biopsy product; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter over quarter and year over year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers increase in future periods; the success of Personalis’ collaborations including with Mayo Clinic; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; the company’s expectations regarding future performance; and the ongoing COVID-19 pandemic, which may significantly impact the company’s business and operations and the business and operations of our customers and suppliers.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended September 30, 2021 that will be filed after this earnings release, and risk factors included within the Annual Report on Form 10-K filed on February 25, 2021.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$22,261	$19,816	$64,812	$58,472
Costs and expenses
Cost of revenue	14,195	14,483	41,151	44,428
Research and development	13,617	7,193	34,800	20,048
Selling, general and administrative	12,140	7,793	33,989	22,772
Total costs and expenses	39,952	29,469	109,940	87,248
Loss from operations	(17,691)	(9,653)	(45,128)	(28,776)
Interest income	88	117	286	873
Interest expense	(60)	—	(125)	(2)
Other income (expense), net	5	(4)	(43)	5
Loss before income taxes	(17,658)	(9,540)	(45,010)	(27,900)
Provision for income taxes	12	5	17	39
Net loss	$(17,670)	$(9,545)	$(45,027)	$(27,939)
Net loss per share, basic and diluted	$(0.40)	$(0.27)	$(1.03)	$(0.85)
Weighted-average shares outstanding, basic and diluted	44,511,534	35,460,092	43,579,308	32,845,583

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
VA MVP	$13,650	$14,092	$40,367	$43,598
All other customers	8,611	5,724	24,445	14,874
Total revenue	$22,261	$19,816	$64,812	$58,472

PERSONALIS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$79,572	$68,525
Short-term investments	225,658	134,765
Accounts receivable, net	10,534	6,349
Inventory and other deferred costs	5,523	5,639
Prepaid expenses and other current assets	7,728	5,441
Total current assets	329,015	220,719
Property and equipment, net	17,689	11,834
Operating lease right-of-use assets	54,923	10,271
Other long-term assets	5,067	2,018
Total assets	$406,694	$244,842
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,288	$8,301
Accrued and other current liabilities	16,261	11,301
Contract liabilities	2,967	21,034
Total current liabilities	26,516	40,636
Long-term operating lease liabilities	52,866	8,541
Other long-term liabilities	2,016	720
Total liabilities	81,398	49,897
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 44,706,263 and 39,105,548 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	4	4
Additional paid-in capital	552,176	376,788
Accumulated other comprehensive income	12	22
Accumulated deficit	(226,896)	(181,869)
Total stockholders’ equity	325,296	194,945
Total liabilities and stockholders’ equity	$406,694	$244,842